================================================================================

                                 AMENDMENT NO. 2

                           dated as of January 1, 2000

                                     to the

                            LOAN PURCHASE AGREEMENT,

                                     between

                        FFCA LOAN WAREHOUSE CORPORATION,
                                  as Depositor

                                       and

                          FFCA ACQUISITION CORPORATION,
                               as Loan Originator,

                           Dated as of August 14, 1998

================================================================================

                                 AMENDMENT NO. 2
                                     TO THE
                             LOAN PURCHASE AGREEMENT


     AMENDMENT NO. 2 TO THE LOAN PURCHASE AGREEMENT, dated as of January 1, 2000 ("AMENDMENT NO. 2") to that certain Loan Purchase Agreement, dated as of August 14, 1998 (the "LOAN PURCHASE AGREEMENT") between FFCA Loan Warehouse Corporation (the "DEPOSITOR") and FFCA Acquisition Corporation (the "LOAN ORIGINATOR"), as amended by Amendment No. 1 to the Loan Purchase Agreement, dated as of March 18, 1999 ("AMENDMENT NO. 1") between the Depositor and the Loan Originator.

                             PRELIMINARY STATEMENTS

     WHEREAS, the parties hereto have entered into that certain Loan Purchase Agreement, whereby the Loan Originator agrees to sell all its right, title and interest in and to the certain Loans and the related Loan Documents to Depositor;

     WHEREAS the parties wish to amend the Loan Purchase Agreement; and

     WHEREAS, Section 7.1 provides that the Loan Purchase Agreement may be amended in writing by the parties hereto with the prior written consent of the Majority Noteholders;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the respective meanings ascribed to such terms in the Loan Purchase Agreement.

     2. AMENDMENT TO LOAN PURCHASE AGREEMENT.

     (a) Section 2.3 is hereby amended by adding at the end thereof the following:

     (d) WHOLE LOAN SALES. In consideration of the consideration received from the Depositor under this Purchase Agreement and the other Basic Documents, the Loan Originator hereby agrees and covenants to take such action to effect Whole Loan Sales as it would with respect to Securitizations, as applicable. The Majority Noteholders may effect Whole Loan Sales: (i) if FFCA ceases to qualify as a REIT, as defined in Section 856 of the Code and (ii) subject to the same conditions that apply to Securitizations, including, without limitation, the Issuer's right of approval set forth in SECTION 3.06(C)(II) unless a Disposition Trigger Event has occurred.

     3. FULL FORCE AND EFFECT. Except as modified by this Amendment No. 2, the Loan Purchase Agreement shall otherwise remain in full force and effect against any and all of the parties thereunder.

     4. GOVERNING LAW. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance therewith.

     5. COUNTERPARTS. This Amendment No. 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties have executed this Amendment No. 2 as of the date first above written.

                                        FFCA LOAN WAREHOUSE CORPORATION,
                                        as Depositor


                                        By: /s/ Dennis L. Ruben
                                            ------------------------------------
                                            Name: Dennis L. Ruben
                                            Title: Executive Vice President



                                        FFCA ACQUISITION CORPORATION,
                                        as Loan Originator


                                        By: /s/ Dennis L. Ruben
                                            ------------------------------------
                                            Name: Dennis L. Ruben
                                            Title: Executive Vice President